Exhibit 99.1

Achillion Pharmaceuticals Announces Proposed

Public Offering of Common Stock

NEW HAVEN, Conn. (February 20, 2013) – Achillion Pharmaceuticals, Inc. (Nasdaq: ACHN) announced today that it has commenced an underwritten public offering of $125 million of its common stock. In connection with this offering, Achillion plans to grant the underwriters a 30-day option to purchase additional shares of its common stock. Citigroup and Leerink Swann LLC are acting as joint book-running managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The offering is being made by Achillion pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC), which the SEC declared effective on November 21, 2012. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to this offering may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone at 1-800-831-9146 or email at batprospectusdept@citi.com or from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, via telephone number (800) 808-7525, Ext. 4814, or email at syndicate@leerink.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About Achillion Pharmaceuticals, Inc.

Achillion is an innovative pharmaceutical company dedicated to bringing important new treatments to patients with infectious disease.

Forward-Looking Statements

This press release includes “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, without limitation, the completion, timing and size of Achillion’s proposed public offering and the use of proceeds therefrom. In some cases, words such as “will,” “expect” or other comparable words identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including without limitation risks and uncertainties relating to Achillion’s business and financial condition, general market conditions and the satisfaction of customary closing conditions associated with the proposed public offering. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not Achillion will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. Risks and uncertainties that Achillion faces are described in greater detail under the heading “Risk Factors” in its 2012 Annual Report on Form 10-K and its subsequent SEC filings, as well as other filings that it makes with the SEC. As a result of the risks and uncertainties, the results or events indicated by any forward-looking statement may not occur. Achillion cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statement in this press release represents Achillion’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Achillion disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Company Contact: Glenn Schulman Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 gschulman@achillion.com	Investors: Mary Kay Fenton Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 mfenton@achillion.com

Media: Christin Culotta Miller Ogilvy PR Tel. (212) 880-5264 christin.miller@ogilvy.com	Investors: Seth Lewis The Trout Group, LLC Tel. (646) 378-2952 slewis@troutgroup.com